UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 10, 2016

AFFINITY GAMING

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54085	02-0815199
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3755 Breakthrough Way, Suite 300

Las Vegas, Nevada 89135

(Address of Principal Executive Offices, Including Zip Code)

(702) 341-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

Affinity Gaming (the “Company”) confirmed today that in connection with receiving a nonbinding proposal from Z Capital Partners, L.L.C., on behalf of its affiliated investment funds and/or designees (“Z Capital”), on July 29, 2016 in which, among other things, Z Capital proposed to acquire all of the outstanding common shares of the Company that are not already owned by Z Capital at a purchase price of $15.00 per share in cash, the Board of Directors formed a Special Committee of independent directors.

Z Capital previously disclosed its proposal in its public filing with the Securities and Exchange Commission on August 1, 2016, as further amended on August 10, 2016, and also disclosed that it beneficially owns approximately 41.1% of the Company’s common stock. James J. Zenni, Jr., President and Chief Executive Officer of Z Capital, and Andrei Scrivens, a Managing Director of Z Capital, serve on the Board of Directors of the Company.

On August 9, 2016, Z Capital increased its proposal from $15.00 to $17.35 per share in cash.  The Special Committee determined, based in part on the increased proposal to $17.35 per share, to enter into a 15-day exclusivity agreement with Z Capital, which exclusivity commenced on August 9, 2016.

The Special Committee has been authorized to, among other things, review Z Capital’s proposal as well as other proposals or strategic alternatives that may be available to the Company. The Special Committee is being advised by Deutsche Bank Securities, Inc. Although the Company has entered into an exclusivity agreement, the Special Committee has not entered into any definitive agreement with respect to Z Capital’s proposal. There can be no assurance that any agreement on terms satisfactory to the Special Committee or the Board of Directors will result from the proposal, or that any other transaction will be approved or completed. Except as required by law, or as otherwise determined by the Special Committee, the Company does not anticipate making any further public statements about this matter or the activities of the Special Committee.

Forward Looking Statements

Portions of this report may constitute “forward-looking statements and assumptions underlying such forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any such forward-looking statements are made within the “safe-harbor” protections of the PSLRA, should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaim any responsibility to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this filing include those regarding execution of any agreement or approval or completion of any transaction. Such forward-looking statements are based on information available to the Company as of the date of this report and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks include uncertainty surrounding Z Capital’s offer, any alternative offers that may be made to the Company and the results of the Special Committee’s review of the proposal. Additional risks and uncertainties regarding the Company are contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2016	Affinity Gaming

/s/ Marc Rubinstein
Marc Rubinstein Senior Vice President, General Counsel & Secretary